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                                                                     Exhibit 8.1


                               October 17, 1997


Bank of America National Trust and Savings Association
Bank of America, FSB
555 California Street.
San Francisco, CA 94104
Ladies and Gentlemen:

      We have acted as counsel to Bank of America National Trust and Savings Association, a national banking association ("Bank of America"), and Bank of America, FSB, a federal savings bank ("Bank of America, FSB" and each of Bank of America and Bank of America, GSB, a "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-3 filed by the Registrants with the Commission (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of its Manufactured Housing Contract Trust Pass-Through Certificates (the "Certificates"). The Certificates are issuable in series (each, a "Series") under separate Pooling and Servicing Agreements by and among either Registrant or both of them, in each case, as seller of manufactured housing installment sales contracts and installment loan contracts, Bank of America, FSB, as servicer, and the trustee selected for such Series. The Certificates of each Series are to be sold as described in the Registration Statement and the prospectus and prospectus supplement relating to such Series.

      We hereby confirm that the statements set forth under the headings "Summary of Terms--Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" in the Prospectus, and under the headings "Terms of the Offered Certificates--Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" in the form of prospectus supplement, each forming a part of the Registration Statement, which statements have been prepared by us, constitute our opinion as to the material federal income tax consequences relating to the Certificates and are correct in all material respects.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                  Very truly yours,



                                  ORRICK, HERRINGTON AND SUTCLIFFE LLP